UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

WESTERN MAGNESIUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-56323	61-1934413
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8180 Greensboro Drive, Suite 720

McLean, Virginia 22102

(Address of principal executive offices)

(Registrant’s telephone number, including area code: (571) 378-0762

None.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2022, Western Magnesium Corporation (the “Company”) announced the appointment of Robert Ramsey Hamady, 47, as Chief Financial Officer of the Company. Mr. Hamady succeeds Kim Evans (“Evans”) in such role.

Mr. Hamady joins the Company from Habboush Group, a private investment management firm focused on investing in and operating special opportunities in energy, infrastructure, technology and real estate where he served as a Managing Director since 2016.

Mr. Hamady will receive an annual base salary of $350,000. Mr. Hamady is entitled to receive a $25,000 signing bonus on March 15, 2022 and will be eligible to earn an annual discretionary bonus upon meeting or exceeding the Company’s achievement of annual financial and operating targets and Mr. Hamady’s performance targets (“Bonus”). The amount of the Bonus, if any, and specific targets for the Bonus will be determined by the Company in its sole and absolute discretion. Mr. Hamady was granted stock options to purchase 500,000 shares of the Company’s common stock The stock options vest immediately and are exercisable at a price of $0.40 per share for a period of five years from the date of grant.

Mr. Hamady will be entitled to severance in the amount of six (6) months of his then base salary if he is terminated without cause by the Company or he terminates the agreement for “Good Reason” as defined in the agreement, payable in the form of a lump-sum payment. Mr. Hamady’s receipt of severance is subject to his execution and non-revocation of a waiver and release agreement and the executive’s cooperation during the one year period following his termination of employment.

The Company confirms that (1) there is no family relationship between Mr. Hamady and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Hamady and any other person pursuant to which he was elected to his position with the Company, and (3) there is no transaction between Mr. Hamady and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A press release announcing Mr. Hamady’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Hamady succeeds Kim Evans, who left her officer position with the Company, effective as of March 7, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*†	Executive Employment Agreement between Western Magnesium Corporation and Robert Ramsey Hamady effective as of March 7, 2022.
99.1	Press Release dated March 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

† Includes management contracts and compensation plans and arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MAGNESIUM CORPORATION

Dated: March 8, 2022	By:	/s/ Sam Ataya
Sam Ataya, Chief Executive Officer